Contacts:	Wyeth: Media Contacts: Sal Foti Wyeth Pharmaceuticals (484) 865-3490 Gwen Fisher Wyeth Pharmaceuticals (484) 865-5160 Investor Contact: Justin Victoria Wyeth (973) 660-5340
Progenics Pharmaceuticals, Inc.:

Investor Contact:
Richard W. Krawiec, Ph.D.
Vice President
Corporate Affairs
(914) 789-2814
rkrawiec@progenics.com

Media Contact:
Aline Schimmel
WeissComm Partners
(212) 301-7218

WYETH AND PROGENICS TO INITIATE PHASE 2 TRIALS OF ORAL METHYLNALTREXONE IN CHRONIC-PAIN SETTING

Collegeville, Pa and Tarrytown, NY, October 15, 2007— Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE) and Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced plans to initiate two, four-week phase 2 clinical trials to evaluate daily dosing of oral methylnaltrexone in patients with chronic, non-malignant pain who are being treated with opioids and are experiencing opioid-induced constipation (OIC).

Approximately 40 sites will participate in each of these two multi-center, double-blind, randomized, placebo-controlled, phase 2 studies, which are being conducted by Wyeth. Each trial is expected to enroll approximately 120 patients who are receiving opioids to help manage their chronic pain and have OIC. Both studies are expected to take approximately six months to complete.

Each study will separately evaluate a different oral formulation of methylnaltrexone, including the formulation that exhibited positive preliminary results in a phase 1 study announced in July 2007.  The companies plan to assess the safety and dose-response of oral methylnaltrexone as measured by the occurrence of spontaneous bowel movements during the treatment period. The studies are expected to assist in determining the formulation and doses to be advanced into phase 3 studies.

Information about current trials being conducted by Wyeth and Progenics can be accessed at www.clinicaltrials.gov.

About the Collaboration between Wyeth and Progenics

In December 2005, Wyeth and Progenics entered into an exclusive, worldwide agreement for the joint development and commercialization of methylnaltrexone for the treatment of opioid-induced side effects, including constipation and post-operative ileus (POI), a prolonged dysfunction of the gastrointestinal (GI) tract following surgery. Under the terms of the agreement, Wyeth received worldwide rights to methylnaltrexone, and Progenics retained an option to co-promote the product in the United States. The companies are collaborating on worldwide development. Wyeth has agreed to pay Progenics royalties on worldwide sales and co-promotion fees within the United States. Additionally, Wyeth is responsible for all ongoing and future development and commercialization costs.

About Opioid-Induced Constipation

Opioids provide pain relief by interacting with specific opioid receptors located in the central nervous system (CNS) – the brain and spinal cord. However, opioids also interact with opioid receptors outside the CNS, such as those affecting the GI tract, altering intestinal motility and resulting in constipation that can be debilitating.

About Methylnaltrexone and the Methylnaltrexone Clinical Program

Methylnaltrexone, an investigational drug, is a peripherally acting mu-opioid receptor antagonist that is being studied as a treatment for the peripheral side effects of opioid analgesics. It is designed to mitigate the effect of opioids on peripheral receptors without interfering with central nervous system pain relief. Methylnaltrexone is being developed in subcutaneous and oral forms to treat OIC as well as an intravenous form for the management of POI. Currently, there is no approved medication that specifically targets the underlying cause of OIC to relieve constipation in this patient population. In March 2007, Progenics submitted a New Drug Application (NDA) for subcutaneous methylnaltrexone to the U.S. Food and Drug Administration (FDA), followed in May 2007 by the submission by Wyeth of a Marketing Authorization Application (MAA) in Europe to the European Medicines Agency (EMEA). The NDA and MAA have been accepted and validated for review by the FDA and EMEA, respectively. The FDA has set a Prescription Drug User Fee Act (PDUFA) date of January 30, 2008 to complete its review of the NDA, and completion of the MAA review by the EMEA is expected to occur in 2008.

About the Companies

Wyeth Pharmaceuticals, a division of Wyeth, has leading products in the areas of women's health care, infectious disease, gastrointestinal health, central nervous system, inflammation, transplantation, hemophilia, oncology, vaccines and nutritional products. Wyeth is one of the world's largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products and non-prescription medicines that improve the quality of life for people worldwide.  The Company's major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

WYETH DISCLOSURE NOTICE: The statements in this press release that are not historical facts are forward-looking statements based on current expectations of future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products, including with respect to our pipeline products; government cost-containment initiatives; restrictions on third-party payments for our products; substantial competition in our industry, including from branded and generic products; data generated on our products; the importance of strong performance from our principal products and our anticipated new product introductions; the highly regulated nature of our business; product liability, intellectual property and other litigation risks and environmental liabilities; uncertainty regarding our intellectual property rights and those of others; difficulties associated with, and regulatory compliance with respect to, manufacturing of our products; risks associated with our strategic relationships; economic conditions including interest and currency exchange rate fluctuations; changes in generally accepted accounting principles; trade buying patterns; the impact of legislation and regulatory compliance; risks and uncertainties associated with global operations and sales; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption "Item 1A, Risk Factors." The forward-looking statements in this press release are qualified by these risk factors. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward gastroenterology as well as the treatment of HIV infection and cancer. The Company, in collaboration with Wyeth, is developing methylnaltrexone for the treatment of opioid-induced side effects, including constipation (oral and subcutaneous formulations) and post-operative ileus (intravenous formulation). In March 2007, the Company submitted a New Drug Application to the United States Food and Drug Administration for the subcutaneous formulation of methylnaltrexone for patients suffering from opioid-induced constipation while receiving palliative care, followed in May 2007 by Wyeth’s submission of a Marketing Authorization Application (MAA) in Europe to the European Medicines Agency (EMEA). The NDA and MAA have been accepted and validated for review by the FDA and EMEA, respectively, with additional filings submitted or pending. In the area of HIV infection, the Company is developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody targeting the HIV entry co-receptor CCR5, which has completed phase 1b clinical studies with positive results. The Company is developing in vivo immunotherapies for prostate cancer, including a human monoclonal antibody directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. Progenics is also developing vaccines designed to stimulate an immune response to PSMA.

PROGENICS DISCLOSURE NOTICE: The information contained in this document is current as of October 15, 2007. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words "anticipates," "plans," "expects" and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company's actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product. Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Editor’s Note:
Additional information on Wyeth is available at http://www.wyeth.com
Additional information on Progenics is available at http://www.progenics.com